UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

E-WASTE CORP.

(Exact name of registrant as specified in its charter)

Florida	4953	45-4390042
(State or Other Jurisdiction	(Primary Standard Industrial	(IRS Employer
of Organization)	Classification Code)	Identification #)

John Maute
520 Stokes Road Suite C1	520 Stokes Road Suite C1
Medford, NJ. 08055	Medford, NJ. 08055
914-420-2894 E-Mail – john@isc-website.com	914-420-2894 E-Mail – john@isc-website.com
(Address and telephone of	(Name, address and telephone number
registrant’s executive office)	of agent for service)

Please send copies of all correspondence to:

Diane J. Harrison

Harrison Law, P.A.

8955 US Highway 301N, No.203

Parrish, Florida 34219

(941) 723-7564 (941) 531-4935 Fax

diane@harrisonlawpa.com

Approximate date of proposed sale to the public: As soon as practical after this registration statement becomes effective

If any of the securities being registered herein will be sold by the security shareholders on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933 please check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller Reporting Company	[X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered (3)	Amount To Be Registered (1)	Proposed Maximum Offering Price per Security (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)(4)

Common stock by company par value $0.0001	3,000,000	$ 0.012	$ 36,000	$ 4.12

(1)

The company may not sell all of the shares, in fact it may not sell any of the shares. For example, if only 50% of the shares are sold, there will be 1,500,000 shares sold and the gross proceeds will be $18,000.

(2)

The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(3)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933

(4)	Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTILTHE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

E-WASTE CORP.

$36,000

3,000,000 SHARES OF COMMON STOCK

$0.012 PER SHARE

This registration statement constitutes the initial public offering of E-WASTE CORP. (the “Company”, “us”, “EWC” or “E-WASTE CORP.”) common stock. E-WASTE CORP. is registering 3,000,000 shares of common stock at an offering price of $0.012 per share for a total amount of $ 36,000.  There are no underwriting or broker dealers involved with the offering.

The company will offer the securities on a BEST EFFORTS basis, which means that our director and officer will use his best efforts to market and sell the common stock. The shares will be offered at a fixed price of $0.012 per share for the duration of the offering, and there will be no minimum number of shares required to be sold close the offering. The Company’s sole officer and director, Mr. John Maute, will be responsible to market and sell these securities.

SHARES OFFERED	PRICE TO	SELLING AGENT	PROCEEDS TO
BY COMPANY	PUBLIC	COMMISSIONS	THE COMPANY
Per Share	$0.012	Not applicable	$0.012
Minimum Purchase	None	Not applicable	Not applicable
Total (3,000,000 shares)	$36,000.00	Not applicable	$36,000.00

Currently, Mr. John Maute owns 100% of the Company’s common stock. After the offering, Mr. Maute will retain a sufficient number of shares to continue to control the operations of the Company.

If all the shares are not sold, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering which the Company estimates at $9,000. The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies besides themselves will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. The Company will pay all expenses incurred in this offering. There has been no public trading market for the common stock of E-WASTE CORP.

The offering shall terminate on the earlier of (i) the date when the sale of all 3,000,000 shares is completed or (ii) ninety (90) days from the date of this prospectus becomes effective. The Company may, at its discretion, extend the offering for an additional 90 days beyond the ninety (90) days from the effective date of this prospectus.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS ‘BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus.

The date of this prospectus is ____________, 2012

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until a date, which is 90 days after the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY INFORMATION

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section beginning on Page 5 of this Prospectus and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section elsewhere in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 5, and the consolidated financial statements, before making an investment decision

All dollar amounts refer to US dollars unless otherwise indicated.

OUR OFFERING

We have 9,000,000 shares of common stock issued and outstanding. Through this offering we will register 3,000,000 shares for offering to the public. These shares represent additional common stock to be issued by us. We may endeavor to sell all 3,000,000 shares of common stock after this registration becomes effective. The price at which we offer these shares is fixed at $0.012 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of the common stock.

Securities being offered by the Company	3,000,000 shares of common stock, par value $0.0001 offered by us in a direct offering.

Offering price per share	We are offering the 3,000,000 shares of our common stock at $0.012.

Number of shares outstanding before the offering of common stock	9,000,000 common shares are currently issued and outstanding.

Number of shares outstanding after the offering of common shares	12,000,000 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $0.012.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Further, even if common stock is quoted or granted listing, a market for the common shares may not develop.

The offering price for the shares will remain $0.012 per share for the duration of the offering.

Use of Proceeds

We will receive all proceeds from the sale of the common stock and intends to use the proceeds from this offering to create the business and marketing plan. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $9,000.00, are being paid for by us.

Termination of the Offering

This offering will terminate upon the earlier to occur of (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 3,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. In any event, the offering will end within six months of this Registration Statement being declared effective.

Terms of the Offering	Our sole officer and director will sell the common stock upon effectiveness of this registration statement on a BEST EFFORTS basis.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

BUSINESS SUMMARY

We are a development-stage company, incorporated in the State of Florida on January 26, 2012, as a for-profit company with a fiscal year end of February 29. Our business and registered office is located at 520 Stokes Road, Suite C1, Medford, NJ. 08055.  Our telephone number is 914-420-2894, E-mail  john@isc-website.com.

We have not generated any revenues to date and our activities have been limited to developing our business plan. We will not have the necessary capital to develop or execute our business plan until we are able to secure financing. There can be no assurance that such financing will be available on suitable terms. Even if we raise 100% of the offering, we will not have sufficient capital to begin generating revenues from operations. We do not anticipate generating revenues until at least 18 months after we complete a $600,000 capital raise (which is in addition to the $36,000 capital raise from this offering).

We need to raise $600,000 (in addition to the $36,000 capital raise from this offering) to execute our business plan over the next 18 months. The funds raised in this offering, even assuming we sell all the shares being offered, will be insufficient to commercialize our intended service or develop our business strategy. We anticipate a burn rate of approximately $1,000 per month. At 35% of shares sold, our burn rate would be 10 months; at 50%, it would be 14 months; at 75%, 18 months; and at 100%, 24 months.

The management believes that at the current level of development, the company can only justify a limited financing.  We believe that with the money raised through this offering we will be able to advance our business sufficiently to attract more financing, which in turn will provide us with the capital required to fully develop our business. Through the funds earmarked as administrative expenses (see USE OF PROCEEDS section below), we intend to seek potential investors from the investment community.  We intend to advance our business whether at a 35%, 50%, 75% or 100% level of financing. We believe we will be able to present our business plans and goals to the investment community, friends, family, and industry members via e-mail, telephone, mail, and networking. However, if the company sells less than 35% of this Offering and we are unable to secure the additional financing, we will not be able to effectively conduct the service development and marketing activities necessary to move the Company forward.  Under those circumstances, the investors will likely lose their entire investment.

In their audit report dated March 7, 2012, our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an on going business. Because our sole director and officer may be unwilling or unable to loan or advance any additional capital to us, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plan. Due to the fact that there is no minimum investment and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment.

We intend to develop an E-WASTE recycling business. E-WASTE is a type of refuse involving electronic devices and peripherals that are dumped into landfills. It is our intent to develop a facility to collect these E-WASTE products (computers, desktop, laptop, CRT, LCD’s, cell phones, printers, faxes and other electronic devices) from consumers, industry, local, state, government, hospitals, schools and others to recycle and/or refurbish them. We intend to ensure our customers that we will focus on data security and that all of their E-WASTE will be recycled under an intended zero landfill policy. We intend to work with the local and state licensing authorities to accomplish our business plan. Our intended revenue stream will be to recycle these electronic products by utilizing specialized machinery and labor to separate the E-WASTE raw materials (glass, copper, computer chips, steel, plastic, etc). We also intend to refurbish these products when applicable. The raw materials and refurbished devices are intended to be marketed and sold back to the original equipment manufacturers and other sources.

We have not generated any revenues to date and our activities have been limited to developing our business plan. We will not have the necessary capital to develop our business plan until we are able to secure the $36,000 financing from this offering assuming all the shares offered are sold. There can be no assurance that such financing will be available from this offering.

Assuming we sell all the shares offered in this offering, the $36,000 raised will be insufficient to commercialize our business or develop our business strategy.  Consequently, we need to raise an additional $600,000 to implement our business plan over the next 18 months.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

Period From Inception on
January 26, 2012 to February 29, 2012
(Audited)
Revenues	$0
Expenses	2,692
Net Profit (Loss)	(2,692)
Net Profit (Loss) per share	$

As at February 29, 2012
(Audited)
Working Capital (Deficiency)	8,308
Total Assets	$8,308
Total Current Liabilities	$2,000

As indicated in the financial statements accompanying this prospectus, we have had no revenue to date and have incurred only losses since inception. We have had limited operations and have been issued a “going concern” opinion by our auditor, based upon our reliance on the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Risks Related to our Business

OUR OFFERING IS BEING CONDUCTED BY OUR SOLE OFFICER AND DIRECTOR WITHOUT THE BENEFIT OF AN UNDERWRITER WHO WOULD HAVE CONFIRMED THE ACCURACY OF THE DISCLOSURE IN OUR PROSPECTUS.

We have self-underwritten our offering on a “best efforts” basis, which means: No underwriter has engaged in any due diligence activities to confirm the accuracy of the disclosure in the prospectus or to provide input as to the offering price; our sole officer and director will attempt to sell the shares and there can be no assurance that all of the shares offered under the prospectus will be sold or that the proceeds raised from the offering, if any, will be sufficient to cover the costs of the offering; and there is no assurance that we can raise the intended offering amount.

WE ARE NOT CURRENTLY PROFITABLE AND MAY NOT BECOME PROFITABLE.

At February 29, 2012, we had $8,308 cash on-hand and our stockholder’s equity was $6,900 and there is substantial doubt as to our ability to continue as a going concern. We have incurred operating losses since our formation and expect to incur losses and negative operating cash flows for the foreseeable future, and we may not achieve profitability. We expect to incur substantial losses for the foreseeable future and may never become profitable. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our business.

WE ARE DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FUND OUR BUSINESS. IF WE DO NOT SELL ENOUGH SHARES IN THIS OFFERING TO CONTINUE OPERATIONS, THIS COULD HAVE A NEGATIVE EFFECT ON YOUR COMMON STOCK.

As of February 29, 2012, E-Waste Corp. had $8,308 in assets and limited capital resources. In order to continue operating through 2012, we must raise approximately $36,000 in gross proceeds from this offering.

We have approximately $9,000 in offering costs associated with this financing. The offering proceeds may not cover these costs, and, if this is the case, we will be in a worse financial condition after the offering.

Unless we begin to generate sufficient revenues to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to cease operations if additional financing is not available.

Also, as a public company, we will incur professional and other fees in connection with our quarterly and annual reports and other periodic filings with the SEC. Such costs can be substantial and we must generate enough revenue or raise money from offerings of securities or loans in order to meet these costs and our SEC filing requirements. We are offering our securities to the public; however, there is no guarantee that we will be able to sell the securities. And even if we sell the securities, there is no guarantee that the proceeds will be sufficient to fund our planned operations.

OUR LACK OF AN OPERATING HISTORY GIVES NO ASSURANCE THAT OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES, WHICH COULD RESULT IN THE SUSPENSION OR END OF OUR OPERATIONS

We were incorporated on January 26, 2012 and we have not realized any revenues to date. We have no operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering and our ability to generate revenues through sales of our service/intended products.

At February 29, 2012, we had $8,308 cash on-hand and our shareholder’s equity was $6,900; thus, there is substantial doubt as to our ability to continue as a going concern. We have incurred operating losses since our formation and expect to incur losses and negative operating cash flows for the foreseeable future, and we may not achieve profitability. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our business and may cause us to go out of business.

BECAUSE WE HAVE NOT DEVELOPED AN E-WASTE BUSINESS OUR E-WASTE BUSINESS MAY NOT MATERIALIZE.

We have not developed an E-Waste Business including website content and website software. We do not know the exact cost of its execution. In the case of a higher than expected cost of execution, we will not be able to offer our business. Furthermore, we may find problems in the process to develop an E-Waste Business. If we are unable to execute the business, we will have to cease our operations, resulting in the complete loss of your investment.

WE ARE A NEW COMPANY WITH NO OPERATING HISTORY AND WE FACE A HIGH RISK OF BUSINESS FAILURE WHICH WOULD RESULT IN THE LOSS OF YOUR INVESTMENT

We are a development stage company formed recently to carry out the activities described in this prospectus and thus have only a limited operating history upon which an evaluation of its prospectus can be made. We were incorporated on January 26, 2012 and to date have been involved primarily in the development of our business plan. We have limited business operations. Thus, there is no internal or industry-based historical financial data upon which to estimate our planned operating expenses.

We expect that our results of operations may also fluctuate significantly in the future as a result of a variety of market factors including, among others, the entry of new competitors offering a similar business; the availability of motivated and qualified personnel; the initiation, renewal or expiration of our E-WASTE customer base specific economic conditions in the E-WASTE Business and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast.

As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which could result in the complete loss of your investment.

ADVERSE DEVELOPMENTS IN THE GLOBAL ECONOMY RESTRICTING THE CREDIT MARKETS MAY MATERIALLY AND NEGATIVELY IMPACT OUR BUSINESS.

The recent downturn in the world’s major economies and the constraints in the credit markets have heightened or could continue to heighten a number of material risks to our business, cash flows and financial condition, as well as our future prospects. Continued issues involving liquidity and capital adequacy affecting lenders could affect our ability to access credit facilities or obtain debt financing and could affect the ability of lenders to meet their funding requirements when we need to borrow. Further, in the uncertain event that a public market for our stock develops, the volatility in the equity markets may make it difficult in the future for us to access the equity markets for additional capital at attractive prices, if at all. The current credit crisis in other countries, for example, and concerns over debt levels of certain other European Union member states, has increased volatility in global credit and equity markets. If we are unable to obtain credit or access capital markets, our business could be negatively impacted. For example, we may be unable to raise all or a portion the $600,000 that we estimate we will require to launch our business (in addition to the $36,000 capital raised from this offering).

BECAUSE OUR CURRENT OFFICER AND DIRECTOR DOES NOT HAVE SIGNIFICANT EXPERIENCE IN STARTING AN E-WASTE COMPANY WE ARE A HIGH RISK INVESTMENT WHICH COULD RESULT IN THE LOSS OF YOUR INVESTMENT.

Our Chief Executive Officer and Director does not have experience in developing an E-Waste Business. Additionally, we currently have no customers of our intended business. Therefore, without this experience, our management’s business experience may not be enough to effectively start-up and maintain our company. As a result, the implementation of our business plan may be delayed, or eventually, unsuccessful.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, WE MUST LIMIT OUR MARKETING ACTIVITIES. AS A RESULT, OUR SALES MAY NOT BE ENOUGH TO OPERATE PROFITABLY.  IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS

Due to the fact we are small and do not have much capital, we must limit our marketing activities to potential customers having the likelihood of purchasing our business. We intend to generate revenue through the sale of our business. Because we will be limiting the scope of our marketing activities, we may not be able to generate enough sales to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

OUR BUSINESS MAY NOT FIND ACCEPTANCE WITH THE ELECTRONIC WASTE COMMUNITY.

We are a new company with no established visibility or recognition in the electronic waste community. If we are not able to have our E-WASTE business accepted by the marketplace, we may not be able to generate revenues and our business plan may fail.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE WHICH COULD NEGATIVELY AFFECT OUR PROFIT.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include: our inability to generate enough working capital from future equity sales; the level of commercial acceptance by consumers of our services; fluctuations in the demand for our service the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure and general economic conditions.

If realized, any of these risks could have a material adverse effect on our business, financial condition and operating results.

OUR SOLE OFFICER AND DIRECTOR MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HIS TIME TO OUR OPERATIONS, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS AND EVEN BUSINESS FAILURE.

Mr. John Maute, our sole officer and director, has other outside business activities and is devoting approximately 10-25 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Mr. Maute, which may result in periodic interruptions or suspensions of our business plan. Such delays could have a significant negative effect on the success of the business.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

Because we are entirely dependent on the efforts of its sole officer and director, his departure or the loss of other key personnel in the future, could have a material adverse effect on the business. We believe that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service.

However, there is no guarantee that replacement personnel, if any, will help the Company to operate profitably. We do not maintain key person life insurance on our sole officer and director.

IF OUR COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO OUR SHAREHOLDERS.

In the event of the dissolution of our company, the proceeds realized from the liquidation of our assets, if any, will be used primarily to pay the claims of our creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

IF WE ARE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR SERVICE OR ESTABLISH A SIGNIFICANT MARKET PRESENCE, WE MAY BE UNABLE TO GENERATE SUFFICIENT REVENUE TO CONTINUE OUR BUSINESS.

Our growth strategy is substantially dependent upon our ability to successfully market our service to prospective customers. However, our planned service may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of our service to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

MANAGEMENT’S ABILITY TO IMPLEMENT THE BUSINESS STRATEGY MAY BE SLOWER THAN EXPECTED AND WE MAY BE UNABLE TO GENERATE A PROFIT.

Our plans include obtaining E-Waste recycling business from consumers, industry, local, state government, hospitals, schools and others which may not occur. Our growth strategy is subject to significant risks which you should carefully consider before purchasing the shares we are offering.

Although we plan on offering our E-Waste recycling service carefully, the service may be slow to achieve profitability, or may not become profitable at all, which will result in losses. There can be no assurance that we will succeed.

We may be unable to enter into its intended markets successfully. The factors that could affect our growth strategy include our success in (a) developing the E-Waste business plan, (b) obtaining customers , (c) obtaining adequate financing on acceptable terms, and (d) adapting our internal controls and operating procedures to accommodate our future growth.

Our systems, procedures and controls may not be adequate to support the expansion of our business operations. Significant growth will place managerial demands on all aspects of our operations. Our future operating results will depend substantially upon our ability to manage changing business conditions and to implement and improve our technical, administrative and financial controls and reporting systems.

IF WE ARE UNABLE TO MANAGE OUR FUTURE GROWTH, OUR BUSINESS COULD BE HARMED AND WE MAY NOT BECOME PROFITABLE.

Significant growth may place a significant strain on management, financial, operating and technical resources. Failure to manage growth effectively could have a material adverse effect on the Company’s financial condition or the results of its operations.

Since inception on January 26, 2012 to February 29, 2012, we have spent a total of approximately $692 on start-up costs. We have not generated any revenue from business operations. All proceeds currently held by us are the result of the sale of common stock to our sole officer.

OUR MANAGEMENT TEAM CONSISTS OF ONE PERSON AND MAY NOT BE SUFFICIENT TO SUCCESSFULLY OPERATE OUR BUSINESS.

We have not assembled our management team as a result of our relatively limited activities to date. In addition, we have only one management member which may be insufficient to run our operation. As a result, we may be unable to effectively develop and manage our business and we may fail.

COMPETITORS MAY ENTER THIS SECTOR WITH SUPERIOR SERVICE, INFRINGING OUR CUSTOMER BASE, AND AFFECTING OUR BUSINESS ADVERSELY.

We have identified a market opportunity for our business. Competitors may enter this sector with superior service. This would infringe on our customer base, having an adverse affect upon our business and the results of our operations.

SINCE OUR SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT HIS DECISIONS ARE CONTRARY TO THEIR INTERESTS. YOU SHOULD NOT PURCHASE SHARES UNLESS YOU ARE WILLING TO ENTRUST ALL ASPECTS OF MANAGEMENT TO OUR SOLE OFFICER AND DIRECTOR, OR HIS SUCCESSORS.

Our sole officer and director, Mr. John Maute, owns 9,000,000 shares of common stock representing 100% of our outstanding stock. Mr. Maute will own 9,000,000 shares of our common stock after this offering is completed representing approximately 75% of our outstanding shares, assuming all securities are sold. As a result, he will have control of us even if the full offering is subscribed for and be able to choose all of our directors. His interests may differ from the ones of other stockholders. Factors that could cause him interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time he is able to devote to us.

All decisions regarding the management of our affairs will be made exclusively by him. Purchasers of the offered shares may not participate in our management and, therefore, are dependent upon his management abilities. The only assurance that our shareholders, including purchasers of the offered shares, have that our sole officer and director will not abuse his discretion in executing our business affairs, is his fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Mr. Maute also has the ability to accomplish or ratify actions at the shareholder level which would otherwise implicate his fiduciary duties if done as one of the members of our board of directors.

Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the sole officer and director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of our management.

Risks Related To Our Financial Condition

WE ARE UNABLE TO PROVIDE A TIME TABLE FOR THE IMPLEMENTATION OF OUR BUSINESS PLAN, WHICH CASTS SUBSTANTIAL DOUBT ON THE VIABILITY OF OUR BUSINESS AND OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We anticipate that we will require a total of $600,000 ($600,000 in addition to the maximum of $36,000 that we are seeking to raise through this offering) in order to implement our business plan. What’s more , with the clear exception of the costs associated with this offering ($9,000) we anticipate that virtually all aspects of our business plan must be executed concurrently or near concurrently with each other in order for us to generate more than nominal revenues. Because we have taken no steps to identify potential sources of financing that we will require to execute our business plan we cannot estimate if or when we will obtain additional financing. Therefore, we are also unable to provide a timeline for the implementation of our business plan. Our inability to provide a timeline for the implementation of our business plan at this time casts substantial doubt on the viability of our business and will have an adverse impact on our ability to attract investors, which may cause the business to fail. Any investment in our business is therefore highly speculative.

WE ARE UNABLE TO IDENTIFY IN ANY DETAIL THE STEPS THAT WE WILL TAKE TO OBTAIN THE FINANCING REQUIRED TO EXECUTE OUR BUSINESS PLAN, WHICH CASTS SUBSTANTIAL DOUBT ON THE ABILITY OF OUR MANAGEMENT TO EXECUTE OUR BUSINESS PLAN AND OUR ABILITY TO CONTINUE AS A GOING CONCERN.

As of February 29, 2012 we had only nominal cash resources of $8,308 and we anticipate that we will require a total of $600,000 ($600,000 in addition to the maximum of $36,000 that we are seeking to raise through this offering) in order to implement our business plan. What’s more our sole officer and director has no experience in capital raising or identifying potential sources of financing for our business. Because our sole officer and director has no experience in capital raising or identifying potential sources of financing we are unable to identify in any detail the steps we will take to obtain the financing required to execute our business plan. Our inability to identify the steps we will take to obtain the financing we require casts doubt on the ability of our management to execute our business plan and on our ability to continue as a going concern. If we are unable to identify and access sources of financing our business will fail and you will lose your investment.

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT OUR ABILITY TO CONTINUE OUR OPERATIONS AS A GOING CONCERN

In their audit report dated March 7, 2012, our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officer may be unwilling or unable to loan or advance any additional capital to us, we believe that if we do not raise additional capital, we may be required to suspend or cease the implementation of our business plan. Due to the fact that there is no minimum investment and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment. See the Auditors Report accompanying our Audited Financial Statements.  Because we have been issued an opinion by our auditor that substantial doubt exists as to whether we can continue as a going concern it may be more difficult to attract investors.

THE ENACTMENT OF THE SARBANES-OXLEY ACT MAY MAKE IT MORE DIFFICULT FOR US TO RETAIN OR ATTRACT OFFICERS AND DIRECTORS, WHICH COULD INCREASE OUR OPERATING COSTS OR PREVENT US FROM BECOMING PROFITABLE.

The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) was enacted in response to public concern regarding corporate accountability in the wake of a number of accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, provide enhanced penalties for accounting and auditing improprieties at publicly traded companies and protect investors by improving the accuracy and reliability of corporate disclosure pursuant to applicable securities laws. The Sarbanes-Oxley Act applies to all companies that file or are required to file periodic reports with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”).

Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. Since the enactment of the Sarbanes-Oxley Act has resulted in the imposition of a series of rules and regulations by the SEC that increase the responsibilities and liabilities of directors and executive officer, the perceived increased personal risk associated with these changes may deter qualified individuals from accepting such roles. Consequently, it may be more difficult for us to attract and retain qualified persons to serve as our directors or executive officer, and we may need to incur additional operating costs. This could prevent us from becoming profitable.

SINCE WE ANTICIPATE OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, WE MAY NEVER ACHIEVE PROFITABILITY

We anticipate an increase in our operating expenses, without realizing any revenues from the sale of its service. Within the next 18 months, we will have costs related to (i) creating an E-WASTE service, (ii) initiation of our marketing campaign, (iii) administrative expenses, and (iv) the expenses of this offering.

There is no history upon which to base any assumption as to the likelihood that we will prove successful. We cannot provide investors with any assurance that our service will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

IF WE CANNOT SECURE ADDITIONAL CAPITAL, OR IF AVAILABLE CAPITAL IS TOO EXPENSIVE, OUR BUSINESS WILL FAIL.

Developing and executing our business plan will require a significant capital investment. Debt or equity financing may not be available to us, or, if available, may be too expensive. Executing our business plan could require an initial investment of approximately $600,000 (in addition to the $36,000 capital raise from this offering) and we anticipate up to 18 months of operational losses at approximately $1,000 per month.

We require $36,000 to begin implementing the business and marketing plan. This amount includes the $9,000 required for offering expense. We will require additional funding of approximately $600,000 (in addition to the $36,000 capital raise from this offering) to fully execute our business plan and bring our service to the marketplace. As of February 29, 2012, we had cash on hand of $ 8,308.

No assurance can be given that we will obtain access to capital markets in the future or that adequate financing to satisfy the cash requirements of implementing our business strategies will be available on acceptable terms. Our inability to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and its financial conditions.

If we are not successful in earning revenue once we have started our sales activity, we may require additional financing to sustain our business operations. Currently, we do not have any arrangements for financing and can provide no assurances to investors that we will be able to obtain any when required. Obtaining additional financing would be subject to a number of factors, including our sales results. These factors may have an affect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us.

IF OUR REGISTRATION STATEMENT IS DECLARED EFFECTIVE, WE WILL BE SUBJECT TO THE SEC’S REPORTING REQUIREMENTS AND WE CURRENTLY DO NOT HAVE SUFFICIENT CAPITAL TO MAINTAIN THIS REPORTING STATUS WITH THE SEC.

If our registration statement is declared effective, we will have a reporting obligation to the SEC. As of the date of this Prospectus, the funds currently available to us will not be sufficient to meet our reporting obligations. If we fail to meet our reporting obligations, we will lose our reporting status with the SEC. Our management believes that if we cannot maintain our reporting status with the SEC we will have to cease all efforts directed towards developing our company. In that event, any investment in the company could be lost in its entirety.

Risks Related To This Offering

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK

We intend to apply to have our common stock quoted on the OTC Bulletin Board. This process takes at least 60 days and the application must be made on our behalf by a market maker. Our stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker. Despite our best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. We may consider pursuing a listing on the OTCBB after this registration becomes effective and we have completed our offering.

If our common stock becomes listed and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale.

We cannot assure you that there will be a market in the future for our common stock. The trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

INVESTING IN OUR COMPANY IS HIGHLY SPECULATIVE AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS BECAUSE BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH

We have only been recently formed and have only a limited operating history with no earnings; therefore, the price of the offered shares is not based on any data. The offering price and other terms and conditions regarding our shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. Our net tangible book value per share of common stock is $0.001 as of February 29, 2012, our most recent financial statement date.

The arbitrary offering price of $0.012 per share as determined herein is substantially higher than the net tangible book value per share of our common stock. Our assets do not substantiate a share price of $0.012. This premium in share price applies to the terms of this offering. The offering price will not change for the duration of the offering even if we obtain a listing on any exchange or become quoted on the OTC Bulletin Board.

BECAUSE WE HAVE 250,000,000 AUTHORIZED SHARES, MANAGEMENT COULD ISSUE ADDITIONAL SHARES, DILUTING THE CURRENT SHARE HOLDERS’ EQUITY

We have 250,000,000 authorized shares, of which only 9,000,000 are currently issued and outstanding and only 12,000,000 will be issued and outstanding after this offering terminates. Our management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of our current shareholders. Additionally, large share issuances would generally have a negative impact on our share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT WITH SUBSCRIPTIONS FOR INVESTORS, IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THE ENTIRE INVESTMENT

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE, SO THERE WILL BE LESS WAYS IN WHICH YOU CAN MAKE A GAIN ON ANY INVESTMENT IN US

We have never paid dividends and do not intend to pay any dividends for the foreseeable future. To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock. There will therefore be fewer ways in which you are able to make a gain on your investment.

IN THE EVENT THAT OUR SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERELY AFFECT THE PRICE AND LIQUIDITY OF OUR SHARES

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

FINANCIAL INDUSTRY REGULATORY AUTHORITY (“FINRA”) SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT YOUR ABILITY TO BUY AND SELL OUR COMMON STOCK, WHICH COULD DEPRESS THE PRICE OF OUR SHARES.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

YOU MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF YOUR SHARES DUE TO STATE “BLUE SKY” LAWS.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. We have not yet applied to have our securities registered in any state and will not do so until we receive expressions of interest from investors resident in specific states after they have viewed this Prospectus. We will initially focus our offering in the state of Florida and will rely on exemptions found in section 517.061 of the Florida Securities and Investor Protection Act. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

STOCKHOLDERS MAY HAVE LIMITED ACCESS TO INFORMATION BECAUSE WE ARE NOT YET A REPORTING ISSUER AND MAY NOT BECOME ONE.

We do not intend to file a Form 8-A promptly after this registration statement becomes effective. We are not currently a reporting issuer and upon this registration statement becoming effective we will be required to comply only with the limited reporting obligations pursuant to Section 15(d) of the Exchange Act. These reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if on the first day of any fiscal year other than the fiscal year in which our registration statement became effective, there are fewer than 300 shareholders. If we do not become a reporting issuer and instead make a decision to suspend our public reporting, we will no longer be obligated to file periodic reports with SEC and your access to our business information will be restricted. In addition, if we do not become a reporting issuer, we will not be required to furnish proxy statements to security holders, and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.012. The following table sets forth the uses of proceeds assuming the sale of 35%, 50%, 75% and 100%, respectively, of the securities offered for sale by us.

	IF 35% OF	IF 50% OF	IF 75% OF	IF 100% OF
	SHARES SOLD	SHARES SOLD	SHARES SOLD	SHARES SOLD

GROSS PROCEEDS FROM THIS OFFERING	$12,600	$18,000	$27,000	$36,000

OFFERING EXPENSES
Accounting Fees	2,625	2,625	2,625	2,625
Legal Fees	4,250	4,250	4,250	4,250
Printing	500	500	500	500
Transfer Agent	1,625	1,625	1,625	1,625

SUB TOTAL	$9,000	$9,000	$9,000	$9,000

E-WASTE DEVELOPMENT INVESTIGATION EXPENSES
Operating Equipment	$0	$1,000	$2,900	$4,900
Office Equipment	0	200	1,000	2,000
Consulting Team	500	2,800	8,000	12,000
Marketing	0	900	2,000	4,000
Facility	0	1,000	1,000	1,000

SUB TOTAL	$500	$5,900	$14,900	$23,900

ADMINISTRATION EXPENSES
State of FL. Reporting	$150	$150	$150	$150
SEC Reporting (1)	2,950	2,950	2,950	2,950

SUB TOTAL	$3,100	$3,100	$3,100	$3,100

GROSS PROCEEDS TOTALS	$12,600	$18,000	$27,000	$36,000

(1) The SEC Reporting line item includes the cost of complying with the SEC’s disclosure requirements.

If we sell less than 35% of the securities we are offering, any proceeds received will be first directed towards meeting our corporate and disclosure obligations so that we remain in good standing with the State Of Florida and maintain our status as a reporting issuer with the SEC. If we raise no money from this offering, or an amount insufficient to maintain in good standing with Florida and the SEC, we will have to cease all operations. In that event, any investment in the company could be lost in it entirety.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time ion the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher then the offering price in this offering

DETERMINATION OF OFFERING PRICE

The offering price for the shares in this offering was arbitrarily determined. In determining the initial public offering price of the shares we considered several factors including the following:

•	Our new business structure and operations as well as lack of client base;

•	Prevailing market conditions, including the history and prospects for our industry;

•	Majority of E-Waste recycling business companies are not public and market conditions tend to be harder on new businesses;

•	Our future prospects and the experience of our management;

•	Our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

The price of the current offering is fixed at $0.012 per share. This price (which is the equivalent of $ 0.012 per common share) is significantly greater than the price paid by our sole officer and director. Our sole officer and director paid $0.001 per share, a difference of $0.011 per share lower than the share price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing stockholders if all of the shares are sold

Price per share	$0.012
Net tangible book value per share before offering	$0.0007
Potential gain to existing shareholders	$0.0028
Net tangible book value per share after offering	$0.0035
Increase to present stockholders in net tangible book value per share after offering	$0.0028
Capital contributions	$45,000
Capital contribution by officer & director in September 13, 2011	$9,000
Number of shares outstanding before the offering	9,000,000
Number of shares after offering held by existing stockholder	9,000,000
Percentage of ownership after offering	75%

New shareholders if all of the shares are sold

	PERCENTAGE OF SHARES SOLD
DILUTION TO NEW SHAREHOLDERS	35%	50%	75%	100%
Per share offering price	$0.012	$0.012	$0.012	$0.012
Net tangible book value per share before offering	$0.0007	$0.0007	$0.0007	$0.0007
Net tangible book value per share after offering	$0.0018	$0.0023	$0.0030	$0.0035
Increase in book value attributable to new shareholders	$0.0011	$0.0016	$0.0023	$0.0028
Dilution to new shareholders	13.9%	19.3%	24.7%	29.4%

THE OFFERING

We are registering 3,000,000 shares of our common stock for offer and sale at $0.012 per share.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to have our common stock listing on the OTC Bulletin Board, subject to the effectiveness of this Registration Statement. In addition, a market maker will be required to file a Form 211 with the Financial Industry Regulatory Authority (FINRA) before the market maker will be able to make a market in the shares of our common stock. At the date hereof, we are not aware that any market maker has any such intention.

We may not sell the shares registered herein until the registration statement filed with the Securities and Exchange Commission is effective. Further, we will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer. Upon effectiveness, all of the shares being registered herein may become tradable. The stock may be traded or listed only to the extent that there is interest by broker-dealers in acting as a market maker in our stock. Despite our best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. We may consider pursuing a listing on the OTCBB after this registration becomes effective and we have completed our offering.

The price per share will remain at $0.012. Even if we obtain a listing on any exchange or are quoted on the Over-The-Counter (OTC) Bulletin Board, the offering price of $0.012 will not change for the duration of the offering.

We will receive all of the proceeds from such sales of securities and are bearing all expenses in connection with the registration of our shares.

PLAN OF DISTRIBUTION

We are offering the shares on a “self-underwritten” basis directly through John Maute our Sole Officer and Director named herein. Mr. Maute will not receive any commissions or other remuneration of any kind in connection with his participation in this offering based either directly or indirectly on transactions in securities.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. This offering will terminate upon the earlier to occur of (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, (ii) the date on which all 3,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days.

We anticipate that we will be initially offering our securities in the State of Florida. Once this Registration Statement is effective, and if Mr. Maute believes that there is sufficient interest in our company to offer our securities in the state of Florida, we will register with the state of Florida under ‘blue sky’ laws. However, we have not yet applied for ‘blue sky’ registration in the state of Florida, or any other state, and there can be no assurance that we will be able to apply, or that our application will be approved and our securities will be registered, in Florida or any other state in the US. For further discussion regarding ‘blue sky’ registration please see ‘Risk Factors’ elsewhere in this Prospectus.

Mr. John Maute will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer.

1.	Mr. Maute is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation.

2.	Mr. Maute will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.	Mr. Maute is not, nor will he be at the time of participation in the offering, an associated person of a broker-dealer; and

4.

Mr. Maute meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officer, director, control persons and affiliates do not intend to purchase any shares in this offering.

If applicable, the shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We will not use public solicitation or general advertising in connection with the offering.  The shares will be offered at a fixed price of $0.012 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering. This offering will terminate upon the earlier to occur of (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 3,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. In any event, the offering will end within six months of this Registration Statement being declared effective

This is a direct participation offering since we, and not an underwriter, are offering the stock. We will receive all of the proceeds from such sales of securities and are bearing all expenses in connection with the registration of our shares.

DESCRIPTION OF SECURITIES

Common Stock

The authorized common stock is two hundred and fifty million (250,000,000) shares with a par value of $0.0001. Shares of our common stock:

•	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

•	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our Bylaws, our Articles of Incorporation, and the applicable statutes of the State of Florida for a more complete description of the rights and liabilities of holders of our securities.

Non-Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 75% of our outstanding shares.

Cash Dividends

As of the date of this Prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Diane J. Harrison of Harrison Law, P.A., 8955 US Highway 301 N. No. 203 Parrish, Florida 34219, has passed upon certain legal matters in connection with the validity of the issuance of the shares of common stock and is our registered agent in the State of Florida.

Peter Messineo, CPA, Certified Public Accountant, of 1982 Otter Way , Palm Harbor, FL 34685, 727-421-6268 has audited our Financial Statements for the period January 26, 2012 (date of inception) through February 29, 2012 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure from date of appointment as our independent registered accountant through the period of audit inception January 26, 2012 through February 29, 2012).

BUSINESS DESCRIPTION

We were incorporated in the State of Florida on January 26, 2012, as a for-profit company with a fiscal year end of February 29.

We have not accomplished any of our intended efforts to date. We have not generated any revenues to date and our activities have been limited to developing our business plan. We will not have the necessary capital to develop our Business Plan until we are able to secure additional financing. There can be no assurance that such financing will be available on suitable terms. Please see “Risk Factors” elsewhere in this Prospectus for full discussion on this potential business risk.

We have no plans to change our business activities or to combine with another business and are not aware of any events or circumstances that might cause us to change our plans. We have no revenues, have incurred losses since inception, have no operations, have been issued a going concern opinion from our auditors and rely upon the sale of our securities to fund operations.

We have not established a schedule for the completion of specific tasks or milestones contained in our business plan.  With the clear exception of the costs associated with this offering ($9,000) virtually all aspects of our business plan are scalable in terms of size, quality, and effectiveness, and the timing of their execution must be concurrent or near concurrent and progressive over a eighteen month period. We anticipate that we will require $600,000 in order to generate significant revenues within an 18 month period, subsequent to this $36,000 offering.

We intend to develop an E-WASTE recycling business. E-WASTE is a type of refuse involving electronic devices and peripherals that are dumped into landfills. The Environmental Protection Agency projects the 2.5 million tons of E-WASTE was disposed of rather then recycled in 2007. It is our intent to develop a facility to obtain E-WASTE products (computers, desktop, laptop, CRT, LCD’s, cell phones, printers, faxes and other electronic devices) from consumers, industry, local, state, government, hospitals, schools and others. We intend to ensure our customers with a focus on data security of these devices. We intend to ensure our customers that all of there E-WASTE will be recycled under a zero landfill policy. We intend to work with the local and state licensing authorities to accomplish our business plan. Our intended revenue stream will be to recycle these electronic products by utilizing specialized machinery and labor to separate the E-WASTE raw materials (glass, copper, computer chips, steel, plastic, etc…). We also intend to refurbish these products when applicable. The raw materials are refurbished devices is intended to be marketed to original equipment manufacturers and consumers.

The following description of our business is intended to provide an understanding of our company and the direction of our strategy.

We believe that there is a growing need for an E-Waste business. We believe that E-Waste provides an ecological service for humanity. Our strategy is intended to utilize the need to save the planet. It is our intention to plan and build a facility to capture these wastes and to recycle them for their raw materials and refurbishing. We intend to turn these E-Waste products into revenue for the company.

We intend to rent a facility to accomplish our business plan.  We anticipate furnishing the facility with the necessary equipment to execute our business plan. We intend to procure data/security tools on the market to reassure customers that files and personal information are completely wiped out from there refuse. We anticipate purchasing hard drive wiping tools that eliminate files containing account numbers, passwords and confidential files. We intend to provide a template for a certification, updated security that acts as a receipt for the customers data-wiping services.

We intend to obtain certification for e-waste recycling, hazardous waste handling and standard business operations from appropriate agencies. Contact city’s Public Works Department to learn about disposal methods and zoning requirements that must be met before opening for business.

We intend to map out disassembly line in our recycling facility as the first step in the e-waste handling process. Use a conveyor belt move PCUs, monitors and TVs from the uploading area to the CRT crusher we intend to purchase. The assembly line will be tasked with removing plastic covers, metal bodies and wood paneling to break down e-waste to internal elements.

We intend to purchase a Cathode Ray Tube (CRT) crusher to handle glass and metal inside of computers and TVs. The CRT crusher implodes the tube, filters out broken glass and separates metal from glass into individual containers.

We intend to apply higher fees for recycling e-waste that is oversized or shaped awkward. Write out a menu of e-waste products that we will accept from customers. Include a provision in our e-waste recycling pricing that says you reserve the right charge more based on an onsite inspection.

We intend to call local recyclers, computer refurbishers and other companies that may be interested in purchasing processed e-waste materials.  Work out weekly or monthly deliveries to our contacts to earn some revenue while moving e-waste out of our facility. Target computer consultants and refurbishers who use the PCU covers and cords to rebuild computers.

We intend to sell USB cords, power cords, speakers and other accessories attached to e-waste that can be salvaged. Maintain a small space in our facility to handle orders from individuals and businesses in need of inexpensive supplies. Ask permission to resell these accessories from our customers without need for compensation.

We intend to calculate fuel, vehicle and labor costs for e-waste pickup service to determine if it is a viable feature of our business. Assess the maximum distance from our facility to neighboring areas that allow our company to make a profit. Purchase a delivery van with ramp and built-in shelves to handle multiple pickups in a single trip and or work out business relationships with local/town waste dumps and garbage pick-up companies.

We intend to follow state and federal regulations for recycling hazardous materials.

Intended Products To Recycle

•	Computers
•	Laptops
•	Monitors
•	Terminals
•	Printers
•	Mainframe / Midrange
•	Medical Electronics
•	Televisions
•	Banking Equipment
•	Network Equipment
•	Circuit Boards
•	Wiring & Cabling
•	Scientific Equipment
•	Business Machines
•	Electronic Scrap
•	Copiers
•	Typewriters
•	Fax Machines
•	Cell Phones

Intended Services

•	Environmental Compliance
•	Asset Disposal & Reporting
•	Transportation
•	Clean Out Service
•	Technical Assessment
•	Customized Pricing
•	Annual Contracts
•	Electronic Data Removal
•	Certificates or Recycling
•	Asset Tracking
•	Asset Destruction Certificates
•	Electronic Waste Removal
•	Donation Assistance
•	Software Removal

Opportunity / Benefits

Recycling raw materials from end-of-life electronics is the most effective solution to the growing e-waste problem. Most electronic devices contain a variety of materials, including metals that can be recovered for future uses. By dismantling and providing reuse possibilities, intact natural resources are conserved and air and water pollution caused by hazardous disposal is avoided. Additionally, recycling reduces the amount of greenhouse gas emissions caused by the manufacturing of new products. It simply makes good sense and is efficient to recycle and to do our part to keep the environment green.

Since inception (January 26, 2012), we have incurred a net loss of approximately $692.00.

We believe that it will cost approximately $600,000 (in addition to the $36,000 capital raise) to execute the e-waste service. There can be no assurance that we are unable to secure financing we will not be able to develop the e-waste service.

Over the next 18 months we expect to expand to expend approximately $600,000 (in addition to the $36,000 capital raise) on our operation. The following table estimates our cost to open the e-waste service.

EXPENSE	EST. BUDGET
EQUIPMENT	$210,000
• CRT Crusher
• Safety Equipment
• Recycling Equipment
• Software Wipers
• Conveyors
• Others

WAGES & CONSULTANT FEES	$160,000

OFFICE EQUIPMENT	$20,000

MARKETING	$50,000

RENT	$60,000

WORKING CAPITAL	$100,000

Total 18 Month Requirement	$600,000

Competition

Supreme Asset Management & Recovery is one of the nations largest recyclers of electronic waste. (www.businessweek.com/magazine/content/08-43/b4105000160974.htm).  There are some 1,200 mostly small companies generating revenue of more than $3 billion in 2007.

Employees and Employment Agreements

As of February 29, 2012, we have no employees other than Mr. Maute, our sole officer and director. Mr. Maute has the flexibility to work on our business up to 10 to 25 hours per week. He is prepared to devote more time to our operations as may be required and we do not have any employment agreements with him.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our sole director and officer.

During the initial implementation of our business plan, we intend to hire independent consultants to assist in the development and execution of our e-waste business operation.

Government Regulations

We are unaware of and do not anticipate having to expend significant resources to comply with any local/ state and governmental regulations of the market. We are subject to the laws and regulations of those jurisdictions in which we plan to offer our services’ which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special e-waste regulatory and/or supervisory requirements.

Intellectual Property

We do not currently hold rights to any intellectual property and have not filed for copyright or trademark protection for our name or intended website.

Research and Development

Since our inception to the date of this Prospectus, we have not spent any money on research and development activities.

Reports to Security Holders

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-732-0330. The Securities and Exchange Commission maintains an internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

DESCRIPTION OF PROPERTY

As our office space needs are limited at the current time, we are currently operating out of our sole director and officer’s office located at 520 Stokes Road, Suite C1, Medford, N.J. 08055.  This space usage is donated free of charge by our sole director and officer.

LEGAL PROCEEDINGS

We know of no materials, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any beneficial shareholder are an adverse party or has a material interest adverse to us.

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is not traded on any exchange. We intend to apply to have our common stock quoted on the OTC Bulletin Board once this Prospectus has been declared effective by the SEC; however, there is no guarantee that we will obtain a listing.

There is currently no trading market for our common stock and there is no assurance that a regular trading market will ever develop. OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers. OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To have our common stock listed on any of the public trading markets, including the OTC Bulletin Board, we will require a market maker to sponsor our securities. We have not yet engaged any market maker to sponsor our securities, and there is no guarantee that our securities will meet the requirements for quotation or that our securities will be accepted for listing on the OTC Bulletin Board. This could prevent us from developing a trading market for our common stock.

Holders

As of the date of this Prospectus there was one holder of record of our common stock.

Dividends

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

Equity Compensation Plans

As of the date of this Prospectus we did not have any equity compensation plans.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project” and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Our financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to “common shares” refer to the common shares in our capital stock.

Overview

We are a development-stage company, incorporated in the State of Florida on January 26, 2012, as a for-profit company, and an established fiscal year of February 29, 2012. We have not yet generated or realized any revenues from business operations. Our auditor has issued a going concerned opinion. This means there is substantial doubt that we can continue as an on-going business for the next eighteen (18) months unless we obtain additional capital to pay our bills. Accordingly, we must raise cash from other sources other than loans we undertake.

From inception (January 26, 2012) through February 29, 2012, our business operations have primarily been focused on developing our business plan. We have spent a total of approximately $692 on start-up costs. We have not generated any revenue from business operations. All cash held by us is the result of the sale of common stock to our sole director and officer.

The proceeds from this offering will satisfy our cash requirements for up to 24 months. If we are unable to raise additional monies, we only have enough capital to cover the costs of this offering and to begin implementing the business and marketing plan. The expenses of this offering include the preparation of this prospectus, the filing of this registration statement and transfer agent fees and developing the business plan. As of February 29, 2012 we had $ 8,308 cash on hand.

Plan of Operations

We anticipate that the $36,000 we intend to raise in this offering will be sufficient to enable us to investigation and analysis of what operating equipment, office equipment, consulting team, marketing and facility necessary to operate an electronic waste facility. Efforts will be proportional to funds raised to achieve these results. Raising less than the $36,000 will decrease funds for the investigation and analysis. The first money raised, of course, will be set aside and used for meeting our reporting requirements to the Securities Exchange Commission and the State of Florida.

Our business plan and allocation of proceeds will vary to accommodate the amount of proceeds raised by the sale of securities hereunder and through other financing efforts. The Use of Proceeds table shows an increase in funds allocated to each category of expenses under our business plan somewhat in proportion to the percentage of shares sold (whether 35%, 50%, 75% or 100%). Initially, we intend to investigate the types of operating and office equipment required. We intend to interview consultants in the operation of our facility as well as marketing and advertising agencies to assist in developing the electronic waste operations and marketing plans, but would not engage these service providers unless and until sufficient funds were raised. but again would not engage these service providers unless and until sufficient funds were raised and then the terms of the engagement would be dependent upon amount of capital available.  Initially, Mr. Maute will provide his office computer and office equipment at no cost.  However, we estimate that we will require as much as $600,000 ($600,000 in addition to the maximum of $36,000 that we are seeking to raise through this offering) in order to establish operations of a sufficient size and quality to ensure the competitiveness of our business and to generate significant revenues to support an office outside Mr. Maute’s office. Nevertheless, if our potential to raise capital appears exhausted, our management may decide to modify our business plan on a reduced scale and quality. A decision by management to implement our business plan on a reduced scale and quality may occur at any juncture during the early stages of our business development, whether we have raised 35%, 50%, 75% or 100% of the proceeds that we will be seeking to raise through this offering.

We believe we do not have adequate funds to satisfy our working capital requirements for the next twelve months. We will need to raise additional capital to continue our operations. During the 18 months following the completion of this offering, we intend to implement our business and marketing plan. We believe we must raise an additional $600,000 (in addition to this $36,000 capital raise) to pay for expenses associated with our development over the next 18 months. $600,000 (in addition to this $36,000 capital raise) will be used to finance anticipated activities.

As of February 29, 2012, we had cash on hand of $ 8,308.00.

During the next eighteen month we intend to develop an E-WASTE (electronic waste) recycling business. Electronic waste is a form of refuse involving electronic devices and peripherals that are dumped into landfills. The Environmental Protection Agency projects the 2.5 million tons of electronic waste was disposed of rather then recycled in 2007. It is our intent to develop a facility to obtain electronic waste products (computers, desktop, laptop, CRT, LCD’s, cell phones, printers, faxes and other electronic devices) from consumers, industry, local, state, government, hospitals, schools and others. We intend to ensure our customers with a focus on data security of these devices. We intend to ensure our customers that all of there E-WASTE will be recycled under a zero landfill policy. We intend to work with the local and state licensing authorities to accomplish our business plan. Our intended revenue stream will be to recycle these electronic products by utilizing specialized machinery and labor to separate the E-WASTE raw materials (glass, copper, computer chips, steel, plastic, etc…). We also intend to refurbish these products when applicable. The raw materials are refurbished devices is intended to be marketed to original equipment manufacturers and consumers.

The following description of our business is intended to provide an understanding of our company and the direction of our strategy.

We believe that there is a growing need for an E-Waste business. We believe that E-Waste provides an ecological service for humanity. Our strategy is intended to utilize the need to save the planet. It is our intention to plan and build a facility to capture these wastes and to recycle them for their raw materials and refurbishing. We intend to turn these E-Waste products into revenue for the company.

We intend to rent a facility to accomplish our business plan.  We anticipate furnishing the facility with the necessary equipment to execute our business plan. We intend to procure data/security tools on the market to reassure customers that files and personal information are completely wiped out from there refuse. We anticipate purchasing hard drive wiping tools that eliminate files containing account numbers, passwords and confidential files. We intend to provide a template for a certification, updated security that acts as a receipt for the customers data-wiping services.

We intend to obtain certification for e-waste recycling, hazardous waste handling and standard business operations from appropriate agencies. Contact city’s Public Works Department to learn about disposal methods and zoning requirements that must be met before opening for business.

We intend to map out disassembly line in our recycling facility as the first step in the e-waste handling process. Use a conveyor belt move PCUs, monitors and TVs from the uploading area to the CRT crusher we intend to purchase. The assembly line will be tasked with removing plastic covers, metal bodies and wood paneling to break down e-waste to internal elements.

We intend to purchase a Cathode Ray Tube (CRT) crusher to handle glass and metal inside of computers and TVs. The CRT crusher implodes the tube, filters out broken glass and separates metal from glass into individual containers.

We intend to apply higher fees for recycling e-waste that is oversized or shaped awkward. Write out a menu of e-waste products that we will accept from customers. Include a provision in our e-waste recycling pricing that says you reserve the right charge more based on an onsite inspection.

We intend to call local recyclers, computer refurbishers and other companies that may be interested in purchasing processed e-waste materials.  Work out weekly or monthly deliveries to our contacts to earn some revenue while moving e-waste out of our facility. Target computer consultants and refurbishers who use the PCU covers and cords to rebuild computers.

We intend to sell USB cords, power cords, speakers and other accessories attached to e-waste that can be salvaged. Maintain a small space in our facility to handle orders from individuals and businesses in need of inexpensive supplies. Ask permission to resell these accessories from our customers without need for compensation.

We intend to calculate fuel, vehicle and labor costs for e-waste pickup service to determine if it is a viable feature of our business. Assess the maximum distance from our facility to neighboring areas that allow our company to make a profit. Purchase a delivery van with ramp and built-in shelves to handle multiple pickups in a single trip and or work out business relationships with local/town waste dumps and garbage pick-up companies.

We intend to follow state and federal regulations for recycling hazardous materials.

Intended Products To Recycle

•	Computers
•	Laptops
•	Monitors
•	Terminals
•	Printers
•	Mainframe / Midrange
•	Medical Electronics
•	Televisions
•	Banking Equipment
•	Network Equipment
•	Circuit Boards
•	Wiring & Cabling
•	Scientific Equipment
•	Business Machines
•	Electronic Scrap
•	Copiers
•	Typewriters
•	Fax Machines
•	Cell Phones

Intended Services

•	Environmental Compliance
•	Asset Disposal & Reporting
•	Transportation
•	Clean Out Service
•	Technical Assessment
•	Customized Pricing
•	Annual Contracts
•	Electronic Data Removal
•	Certificates or Recycling
•	Asset Tracking
•	Asset Destruction Certificates
•	Electronic Waste Removal
•	Donation Assistance
•	Software Removal

Opportunity / Benefits

Recycling raw materials from end-of-life electronics is the most effective solution to the growing e-waste problem. Most electronic devices contain a variety of materials, including metals that can be recovered for future uses. By dismantling and providing reuse possibilities, intact natural resources are conserved and air and water pollution caused by hazardous disposal is avoided. Additionally, recycling reduces the amount of greenhouse gas emissions caused by the manufacturing of new products. It simply makes good sense and is efficient to recycle and to do our part to keep the environment green.

Since inception, we have incurred a net loss of approximately $692.00.

We believe that it will cost approximately $600,000 (subsequent to the $36,000 capital raise) to execute the e-waste service. There can be no assurance that we are unable to secure financing we will not be able to develop the e-waste service.

We intend to pursue capital through public or private financing in order to finance our businesses activities. We cannot guarantee that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then our ability to continue our operations may be significantly hindered.

We have not yet begun the development of any of our anticipated service and even if we do secure adequate financing, there can be no assurance that our service will be accepted by the marketplace and that we will be able to generate revenues. Our management does not plan to hire any employees at this time. Our sole officer and director will be responsible for the business plan development.

Results of Operations

There is no historical financial information about us upon which to base an evaluation of our performance. We have incurred expenses of $ 100.00 on our operations as of February 29, 2012 on general and administrative expenses and our only other activity consisted of the sale of 9,000,000 shares of our common stock to our sole director and officer for aggregate proceeds of $9,000.

 We have not generated any revenues from our operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies. (See “Risk Factors”). To become profitable and competitive, we must develop the business plan and execute the plan. Our management will attempt to secure financing through various means including borrowing and investment from institutions and private individuals.

Since inception, the majority of our time has been spent refining its business plan and preparing for a primary financial offering.

Our results of operations are summarized below:

January 26, 2012 (Inception)
To February 29, 2012
(Audited)
Revenue	—
Cost of Revenue	—
Expenses	$2,692
Net Loss -	$2,692
Net Loss per Share - Basic and Diluted	(0.00)
Weighted Average Number Shares Outstanding - Basic and Diluted	9,000,000

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Title XXXVI, Chapter 607, of the Florida Statutes (the “Florida Business Corporation Act”) permits, but does not require, corporations to indemnify a director, officer or control person of the corporation for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, unless the Articles of Incorporation provide otherwise, whether or not the corporation has provided for indemnification in its Articles of Incorporation. Our Articles of Incorporation have no separate provision for indemnification of directors, officers, or control persons.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Florida law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Liquidity and Capital Resources

As of the date of this prospectus, we had yet to generate any revenues from our business operations. For the period ended February 29, 2012, we issued 9,000,000 shares of common stock to our sole officer and director for cash proceeds of $9,000.

Our current cash on hand is $8,308 which will be used to meet our current obligations.  However, our current cash is not sufficient to meet the new obligations associated with being a company that is fully reporting with the SEC.  Based on our disclosure above under “Use of Proceeds,” we anticipate that any level of capital raised above 35% will allow us minimal operations for a eighteen month period while meeting our state and SEC required compliance obligations. Nonetheless, even the sale of 100% of the securities in this offering will not provide sufficient capital to fully implement the business plan, but it will provide for vetting of the business plan to support pursuing investment capital.

Our current cash on hand is $8,308, which is allocated to cover the expenses associated with this offering.  Accordingly, we anticipate that our current cash on hand is not sufficient to meet the new obligations associated with being a company that is fully reporting with the SEC.  However, to the extent that we do not expend the entire cash on hand on this offering, the remaining cash will be allocated to cover these new reporting company obligations, and our “Use of Proceeds” would be adjusted accordingly.  Nonetheless, based on our disclosure above under “Use of Proceeds,” which is based on utilizing the entire cash on hand for this offering, we anticipate that any level of capital raised above 30% will allow us minimal operations for a twelve month period while meeting our State and SEC required compliance obligations. Although, the sale of 100% of the securities in this offering will not provide sufficient capital to fully implement the business plan, it will provide for vetting of the business plan to support pursuing investment capital.

We anticipate needing $600,000 (subsequent to this $36,000 capital raise) in order to effectively execute our business plan over the next eighteen months. Currently available cash is not sufficient to allow us to commence full execution of our business plan. Our business expansion will require significant capital resources that may be funded through the issuance of common stock or of notes payable or other debt arrangements that may affect our debt structure. Despite our current financial status we believe that we may be able to issue notes payable or debt instruments in order to start executing our business plan. However, there can be no assurance that we will be able to raise money in this fashion and have not entered into any agreements that would obligate a third party to provide us with capital.

Through February 29, 2012, we spent $692 on general operating expenses. We raised the cash amounts to be used in these activities from the sale of common stock to our sole officer and director; however we currently have accrued liabilities of $ 2,000 and a working capital of $ 6,900.

As of February 29, 2012 we had $8,308.00 cash on hand.

To date, the Company has managed to keep our monthly cash flow requirement low for two reasons. First, our sole officer does not draw a salary at this time. Second, the Company has been able to keep our operating expenses to a minimum by operating in space owned by our sole officer.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. Management believes if the Company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

The Company currently has no external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.

The Sole director and officer has made no commitments written or oral, with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees.

If the Company is unable to raise the funds partially through this offering the Company will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that the Company will be able to keep costs from being more than these estimated amounts or that the Company will be able to raise such funds. Even if we sell all shares offered through this registration statement, we expect that the Company will seek additional financing in the future. However, the Company may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, the Company may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that the Company will be required to seek protection from creditors under applicable bankruptcy laws.

Our independent auditor has expressed doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues. See Note 2 of our financial statements.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of one individual who is also our executive officer. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officer and the oversight of the accounting functions.

Although the Company has adopted a Code of Ethics and Business Conduct the Company has not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, the Company is not required to do so. The Company has not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, the Company may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officer and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Inflation

The effect of inflation on our revenues and operating results has not been significant.

Critical Accounting Policies

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation. A complete listing of these policies is included in Note 3 of the notes to our financial statements for the year ended February 29, 2012. We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows, and which require the application of significant judgment by management.

Use of Estimates:  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Research and Development Expenses:  Expenditures for research and development, will be expensed as incurred.

Earnings (Loss) Per Share:  Basic loss per share is computed by dividing net loss attributable to common stockholders by the weighted average common shares outstanding for the period. Diluted loss per share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and the conversion of notes payable to common stock. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered antidilutive and thus are excluded from the calculation. At February 29, 2012 the Company did not have any potentially dilutive common shares.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

AND FINANCIAL DISCLOSURE

Peter Messineo, CPA, has audited our Financial Statements for the period from January 26 , 2012 (date of inception) through February 29, 2012 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure during the two fiscal years and interim period.

CODE OF BUSINESS CONDUCT AND ETHICS

On January 26, 2012 we adopted a Code of Ethics and Business Conduct which is applicable to our employees and which also includes a Code of Ethics for our CEO and principal financial officer and persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote

•	honest and ethical conduct,

•	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

•	compliance with applicable laws, rules and regulations,

•	the prompt reporting violation of the code, and

•	accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as an exhibit to this S-1 filing. Any person desiring a copy of the Code of Business Conduct and Ethics, can obtain one by going to Edgar and looking at the attachments to our this S-1 filing.

MANAGEMENT

Officer and Director

Our sole officer and director will serve until his successor is elected and qualified. Our officers are elected by the board of directors to a term of one (1) year and serve until their successor is duly elected and qualified, or until they are removed from office. The board of directors has no nominating, auditing or compensation committees.

Our Sole officer and director, John Maute filed for personal bankruptcy in 2011. The reason that necessitated Mr. Maute’s filing was due to personal guarantees of liabilities of Mr. Maute’s business “Integrated Systems Corp.”

The name, address, age and position of our president, secretary/treasurer, and director and vice president is set forth below:

NAME AND ADDRESS	AGE	POSITION(S)
John Maute 520 Stokes Road Suite C1 Medford, NJ. 08055	54	President, Secretary/ Treasurer, Principal Executive Officer, Principal Financial Officer and sole member of the Board of Directors

The person named above has held his offices/positions since the inception of our company and is expected to hold his offices/positions until the next annual meeting of our stockholders.

Business Experience

JOHN MAUTE, SOLE OFFICER AND DIRECTOR

Mr. Maute is our founder and has served as our sole officer and director since our inception. He has 30 years experience in design, implementation, programming and management of major instrumentation and control projects in numerous industries utilizing various types and kinds of manufacturer’s equipment. These include electric cogeneration, building automation systems, process water, wastewater, pure stream, automated batch and continuous manufacturing processes; CIP/SIP, BioKill, sterilizer, and decontamination (FG) systems. From 1996 to the present, he has been the owner of and Director of Projects with Integrated Systems & Controls, Inc., and has been responsible for the overall engineering, design, startup, validation and specification of industrial and commercial instrumentation and control equipment and systems. Prior to working at Integrated Systems & Controls, Mr. Maute worked for Burns & Roe, Inc. as a Principal Instrumentation Engineer and as an Instrument and Controls Consultant.  Prior to 1993, he worked as a controls engineer at various companies after receiving his bachelor of science degree in mechanical engineering in 1979. He maintains professional affiliations with Instrumentation Systems and Automation Society (ISA), Water Environment Federation (WEF), New Jersey Water Environment Association (NJWEA), Instrument Contracting and Engineering Society (ICEA), and International Society of Pharmaceutical Engineers (ISPE).

CONFLICTS OF INTEREST

As of February 29, 2012, we have no employees. Mr. Maute, our founder, Sole officer and director, currently devotes 10 to 25 hours per week to our business as required from time to time without compensation. We have not entered into any formal agreement with Mr. Maute regarding the provision of his services to the Company.

Mr. Maute is not obligated to commit his full time and attention to our business and accordingly, he may encounter a conflict of interest in allocating his time between our operations and those of other businesses. Presently, Mr. Maute earns his livelihood as a owner of a Integrated Systems and Controls Company.

Although Mr. Maute is presently able to devote 10 to 25 hours per week to our business while maintaining his own livelihood, this may change. Also, if we require Mr. Maute to devote more than 10 to 25 hours per week to our business on a regular basis for an extended period, it is uncertain that he will be able to satisfy our requirements unless we have sufficient resources to compensate him for any lost income from his livelihood.

In general, officers and directors of a corporation are required to present business opportunities to the corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

COMMITTEES OF THE BOARD OF DIRECTORS

Our sole director has not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, any committee performing a similar function. The functions of those committees are being undertaken by our sole director. Because we do not have any independent directors, our sole director believes that the establishment of committees of the Board would not provide any benefits to our company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates that may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our sole director established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our sole director has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors.

Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all current members of our Board will participate in the consideration of director nominees.

Our sole director is not an “audit committee financial expert” within the meaning of Item 401(e) of Regulation S-K. In general, an “audit committee financial expert” is an individual member of the audit committee or Board of Directors who:

•	understands generally accepted accounting principles and financial statements,

•	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

•	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

•	understands internal controls over financial reporting, and

•	understands audit committee functions.

Our Board of Directors is comprised of solely of Mr. Maute who was integral to our formation and who is involved in our day to day operations. While we would prefer to have an audit committee financial expert on our board of directors, Mr. Maute does not have a professional background in finance or accounting. As with most small, early stage companies until such time our company further develops its business, achieves a stronger revenue base and has sufficient working capital to purchase directors and officers insurance, the Company does not have any immediate prospects to attract independent directors. When the Company is able to expand our Board of Directors to include one or more independent directors, the Company intends to establish an Audit Committee of our Board of Directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert.  Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and the Company is not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

We do not have any independent directors and the Company has not voluntarily implemented various corporate governance measures, in the absence of which, stockholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

EXECUTIVE COMPENSATION

We have made no provisions for paying cash or non-cash compensation to our Sole officer and director. No salaries are being paid at the present time, no salaries or other compensation were paid in cash, or otherwise, for services performed prior to February , 2012 our date of inception, and no compensation will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception January 26, 2012 through February 29, 2012.

Summary Compensation Table

Name						Non-Equity	Nonqualified
and				Stock	Option	Incentive Plan	Deferred	All Other
principal		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation	Total
position	Year	($)	($)	($)	($)	($)	Earnings ($)	($)	($)
John Maute CEO	2012	0	0	0	0	0	0	0	0

We have not paid any salaries to our sole director and officer as of the date of this Prospectus. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officer and director other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of February 29, 2012.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Option (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
John Maute	—	—	—	—	—	—	—	—	—

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Our sole director has not adopted a stock option plan. We have no plans to adopt a stock option plan, but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. We may develop an incentive based stock option plan for our officer and director and may reserve up to 10% of our outstanding shares of common stock for that purpose.

Options Grants during the Last Fiscal Year / Stock Option Plans

We do not currently have a stock option plan in favor of any director, officer, consultant or employee of our company. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to our Sole director and officer since our inception; accordingly, no stock options have been granted or exercised by our sole director and officer since we were founded.

Aggregated Options Exercises in Last Fiscal Year

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to our sole director and officer since our inception; accordingly, no stock options have been granted or exercised by our sole director and officer since we were founded.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to our sole director and officer or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by our Sole director and officer or employees or consultants since we were founded.

Compensation of Directors

Our sole director is not compensated by us for acting as such. He is reimbursed for reasonable out-of-pocket expenses incurred. There are no arrangements pursuant to which our Sole director is or will be compensated in the future for any services provided as a director.

We do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our board of directors.

Employment Contracts, Termination Of Employment, Change-In-Control Arrangements

There are no employment contracts or other contracts or arrangements with our officer or director other than those disclosed in this report. There are no compensation plans or arrangements, including payments to be made by us, with respect to Mr. Maute that would result from his resignation, retirement or any other termination. There are no arrangements for directors, officers or employees that would result from a change-in-control.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

Neither our Sole director and officer nor any associate or affiliate of our company during the last two fiscal years is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our sole director for all services rendered in all capacities to us for the period from inception January 26, 2012 through February 29, 2012.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John Maute	0	0	0	0	0	0	0

At this time, we have not entered into any employment agreements with our sole officer and director. If there is sufficient cash flow available from our future operations, we may enter into employment agreements with our sole officer and director or future key staff members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our Sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what his ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	John Maute	9,000,000	100%
	520 Stokes Road Suite C1
	Medford, NJ 08055

	All Officers and Directors as a Group	9,000,000	100%
	(1 person)

The following table sets forth the beneficial ownership table after the anticipated 100% completion of the offering.

After completion of the offering

Title of Class	Name and Address of Shareholders	Amount and Nature of Shareholders Ownership	Percent of Class
Common Stock	John Maute	9,000,000	75%
	520 Stokes Road Suite C1
	Medford, NJ 08055

	All other Shareholders	3,000,000	25%

Change in Control

We are not aware of any arrangement that might result in a change in control of our company in the future.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On January 26, 2012 we issued 9,000,000 shares of our common stock to our sole director and officer at $0.001 per share for aggregate proceeds of $9,000.

There have been no other transactions since our audit date, February 29 , 2012, or any currently proposed transactions in which we are, or plan to be, a participant and in which any related person had or will have a direct or indirect material interest.

Director Independence

We intend to quote our securities on the OTC Bulletin Board which does not have any director independence requirements. Once we engage further directors and officers, we plan to develop a definition of independence and scrutinize our Board of Directors with regard to this definition.

Legal Proceedings

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

REPORTS TO SECURITY HOLDERS

As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC’s Public Reference Room at 100 F Street, NE, Washington DC 20549. If we fail to meet the Exchange Act’s reporting requirements we will lose our status as a reporting Issuer with the SEC. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can receive copies of these documents upon payment of a duplicating fee by writing to the SEC. The public may also read any materials filed by us with the SEC through the SEC’s website at www.sec.gov. In addition to documents related to the registration statement of which this prospectus forms a part, you may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549, under the Securities Act of 1933 a registration statement on Form S-1 of which this prospectus is a part, with respect to the shares offered hereby. We have not included in this prospectus all the information contained in the registration statement, and you should refer to the registration statement and our exhibits for further information.

In the Registration Statement, certain items of which are contained in exhibits and schedules as permitted by the rules and regulations of the Securities and Exchange Commission. You can obtain a copy of the Registration Statement from the Securities and Exchange Commission by mail from the Public Reference Room of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. In addition, the Securities and Exchange Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission’s telephone number is 1-800-SEC-0330 (1-800-732-0330). These SEC filings are also available to the public from commercial document retrieval services.

You should rely only on the information contained in this prospectus. No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by E-WASTE CORP.. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, we will act as our own transfer agent.

E-WASTE CORP.

(A Development Stage Entity)

Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@pm-cpa.com T 727.421.6268 F 727.674.0511

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

E-Waste Corp.

Medford, NJ.

I have audited the accompanying balance sheet of E-Waste Corp. (a development stage entity) as of February 29, 2012 and the related statement of operations, stockholder’s equity and cash flows for the period from January 26, 2012 (date of inception) through February 29, 2012. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as, evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of E-Waste Corp. (a development stage entity) as of February 29, 2012 and the results of its operations and its cash flows for the period from January 26, 2012 (date of inception) through February 29, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred a loss, has not generated revenue, has not emerged from the development stage, and may be unable to raise further equity. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Peter Messineo, CPA

Peter Messineo, CPA

Palm Harbor, Florida

March 7, 2012

E-WASTE CORP.

(A Development Stage Company)

Balance Sheet

February 29, 2012
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$8,308
Total current assets	8,308

TOTAL ASSETS	$8,308

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES
Accounts payable & Accrued liabilities	$2,000
Total liabilities	2,000

STOCKHOLDER’S EQUITY
Capital Stock (Note 4)
Authorized:
250,000,000 common shares, $0.0001 par value.
Issued and outstanding shares:
9,000,000 common shares.	$900
Additional paid-in capital	8,100
Deficit accumulated during the development stage	(2,692)
Total Stockholder’s Equity	6,308

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$8,308

See accompanying auditors’ report and notes to the financial statements.

E-WASTE CORP.

(A Development Stage Company)

Statement of Operations

For the Period
from Inception
January 26, 2012
through
February 29 , 2012

REVENUES	$—

EXPENSES
General & Administrative	692
Professional Fees	$2,000

Loss Before Income Taxes	$(2,,692)

Provision for Income Taxes	—

Net Loss	$(2,692)

PER SHARE DATA:

Basic and diluted loss per common share	$(0.00)

Basic and diluted weighted average common shares outstanding	9,000,000

See accompanying auditors’ report and notes to the financial statements.

E-WASTE CORP.

(A Development Stage Company)

Statement of Stockholder’s Equity

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total

Inception – January 26, 2012	—	$—	$—	$—	$—

Common shares issued to Founder for cash at $0.001 per share(par value $0.0001) on February 29, 2012	9,000,000	900	8,100	—	9,000

Loss for the period from inception on January 26, 2012 to February 29, 2012	—	—	—	(2,692)	(2,692)
				—
Balance – February 29, 2012	9,000,000	$900	$8,100	$(2,692)	$6,308

See accompanying auditors’ report and notes to the financial statements.

E-WASTE CORP.

(A Development Stage Company)

Statement of Cash Flows

For the Period
From Inception
January 26, 2012
through
February 29, 2012

OPERATING ACTIVITIES

Net Loss	$(2,692)

Changes in Operating Assets and Liabilities:
Increase (decrease) in accounts payable and accrued liabilities	2,000
Net cash used in operating activities	(692)

INVESTING ACTIVITIES
Capital Stock	900
Paid-in Capital	8,100
Net cash provided by financing activities	9,000

INCREASE IN CASH AND CASH EQUIVALENTS	8,308

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	—

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$8,308

Supplemental Cash Flow Disclosures:

Cash paid for:
Interest expense	$—
Income taxes	$—

See accompanying auditors’ report and notes to the financial statements.

E-WASTE CORP.

(A Development Stage Company)

Notes to Audited Financial Statements

For the Period from January 26, 2012 (Date of Inception) through February 29, 2012

NOTE 1. NATURE OF BUSINESS

E-Waste Corp. (the “Company”), a Florida corporation, was formed to develop an E-WASTE recycling business. It is the company’s intent to develop a facility to obtain E-Waste products from consumers, industry, local, state, government, hospitals, schools and other. The Company was incorporated on January 26, 2012 (Date of Inception) with its corporate headquarters located in Medford, New Jersey and its year-end is February 29, 2012.

NOTE 2. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period ended February 29, 2012, the Company had no operations. As of February 29, 2012, the Company has not emerged from the development stage. In view of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to begin operations and to achieve a level of profitability. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3. SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies followed are:

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FINANCIAL INSTRUMENTS

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

CASH AND CASH EQUIVALENTS

All cash, other than held in escrow, is maintained with a major financial institution in the United States. Deposits with this bank may exceed the amount of insurance provided on such deposits. Temporary cash investments with an original maturity of three months or less are considered to be cash equivalents.

DEFERRED INCOME TAXES AND VALUATION ALLOWANCE

The Company accounts for income taxes under FASB ASC 740 “Income Taxes.” Under the asset and liability method of FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

E-WASTE CORP.

(A Development Stage Company)

Notes to Audited Financial Statements

For the Period from January 26, 2012 (Date of Inception) through February 29, 2012

RESEARCH AND DEVELOPMENT EXPENSES

Expenditures for research, development, and engineering of products are expensed as incurred. There has been no research and development cost incurred for the period January 26, 2012 (date of inception) through February 29, 2012.

COMMON STOCK

The Company records common stock issuances when all of the legal requirements for the issuance of such common stock have been satisfied.

NET INCOME (LOSS) PER COMMON SHARE

Net income (loss) per share is calculated in accordance with FASB ASC 260, “Earnings Per Share.”  The weighted-average number of common shares outstanding during each period is used to compute basic earning or loss per share.  Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding.  Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding at February 29, 2012.  As of February 29, 2012, the Company had no dilutive potential common shares.

REVENUE AND COST RECOGNITION

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

ADVERTISING

Advertising costs are expensed as incurred. There has been no advertising cost incurred for the three months ended February 29, 2012 or for the period January 26, 2012 (date of inception) through February 29, 2012.

RECENT ACCOUNTING PRONOUNCEMENTS

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.  Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company’s present or future financial statements.

NOTE 4. INCOME TAXES

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods.  The tax benefit for the periods presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses and other temporary differences, the realization of which could not be considered more likely than not.  In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not.  For the period January 26, 2012 (date of inception) through February 29, 2012, the Company incurred losses of $692.  The net operating loss, resulting from operating activities, result in deferred tax assets at the effective statutory rates.  The deferred tax asset has been off-set by an equal valuation allowance.

January 26, 2012
(Date of Inception)
through
February 29, 2012
Tax benefit at U.S. statutory rate	$—
State income tax benefit, net of federal benefit.	—
$—

E-WASTE CORP.

(A Development Stage Company)

Notes to Audited Financial Statements

For the Period from January 26, 2012 (Date of Inception) through February 29, 2012

The Company did not have any temporary differences for the period from January 26, 2012 (Date of Inception) through February 29, 2012.

NOTE 5. SHAREHOLDER’S EQUITY

COMMON STOCK

The authorized common stock of the Company consists of 250,000,000 shares with a par value of $0.0001.  The Company issued 9,000,000 shares of our $.0001 par value common stock to John Maute, our CEO and sole director, on January 26, 2012 for cash in the amount of $9,000 (per share price of $..001).

There are no warrants or options outstanding to acquire any additional shares of common stock of the Company.

NOTE 6. RELATED PARTY TRANSACTIONS

On January 26, 2012, the Company sold 9,000,000 shares of common stock to its founder for $0.001 per share.

The officer and director of the Company is or may be involved in other business activities and may, in the future, become involved in other business opportunities that become available. He may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the founder of the Company to use at no charge.

The above is not necessarily indicative of the amounts that would have been incurred had a comparable transaction been entered into with independent parties.

NOTE 7. COMMITMENTS AND CONTINGENCY

From time to time the Company may be a party to litigation matters involving claims against the Company.  Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 8. SUBSEQUENT EVENTS

Management has evaluated subsequent events and is not aware of any significant events that occurred subsequent to the balance sheet date but prior to the filing of this registration with the Securities and Exchange Commission (“SEC”) which would have a material effect upon the Company.

PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant will pay for all expenses incurred by this offering. Whether or not all of the offered shares are sold, these expenses are estimated as follows:

Securities and Exchange Commission registration fee	$5
Federal Taxes	$—
State Taxes and Fees	$—
Listing Fees	$—
Printing Fees	$495
Transfer Agent Fees	$1,625
Accounting fees and expenses	$2,625
Legal fees and expenses	$4,250
TOTAL	$9,000

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Title XXXVI, Chapter 607, of the Florida Statutes (the “Florida Business Corporation Act”) permits, but does not require, corporations to indemnify a director, officer or control person of the corporation for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, unless the Articles of Incorporation provide otherwise, whether or not the corporation has provided for indemnification in its Articles of Incorporation. Our Articles of Incorporation have no separate provision for indemnification of directors, officers, or control persons.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Florida law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

During the last three fiscal years we have had the following issuances of unregistered securities:

(a)

On January 26, 2012, we issued 9,000,000 shares to Mr. John Maute, the Company’s founder, in exchange for cash of $9,000. We relied upon Section 4(2) of the Securities Act, which exempts from registration “transactions by an issuer not involving any public offering

It is our belief Mr. Maute had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of the investment and therefore did not need the protections offered their shares under Securities and Act of 1933, as amended. Mr. Maute certified that he was purchasing the shares for their own accounts, with investment intent. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.

EXHIBIT NO.	DOCUMENT DESCRIPTION
3.1	Articles of Incorporation of E-WASTE CORP.
3.2	Bylaws of E-WASTE CORP.
4.1	Specimen Stock Certificate of E-WASTE CORP.
5.1	Opinion of Counsel.
14.1	Code of Ethics.
23.1	Consent of Accountants.
99.1	Subscription Agreement E-WASTE CORP.

UNDERTAKINGS

The registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)	Any other communication that is an offer in the offering made by the registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Medford, NJ on March 21, 2012.

E-WASTE CORP.

By:	/s/ John Maute
President, Chief Executive Officer,
Chief Financial Officer, Principal
Accounting Officer, Secretary,
Treasurer, Director

In accordance with the requirements of the Securities Act, this Prospectus has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE

/s/ John Maute	President, Chief Executive Officer,	March 21, 2012
John Maute	Chief Financial Officer, Principal
Accounting Officer, Secretary,
Treasurer, Director